SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement ("Agreement") is entered into as of January 2, 2025, by and between HNO International, Inc., a Nevada Corporation ("Corporation"), and HNO Green Fuels (HNOGF) ("Holder").

RECITALS

WHEREAS, Holder is the owner of 115,000,000 shares of the Corporation's common stock ("Common Stock");

WHEREAS, the Corporation has designated Series B Preferred Stock ("Preferred Stock") with rights and preferences described in the attached Certificate of Designation;

WHEREAS, the Corporation and Holder desire to exchange 115,000,000 shares of Common Stock for 115,000 shares of Preferred Stock on the terms and conditions set forth herein.

AGREEMENT

1. Exchange of Shares

1.1 The Corporation agrees to exchange, and Holder agrees to deliver, 115,000,000 shares of Common Stock to the Corporation.

1.2 In exchange, the Corporation agrees to issue 115,000 shares of Preferred Stock to Holder, subject to the rights and preferences described in the Certificate of Designation.

2. Representations and Warranties of the Holder

2.1 Holder represents that they are the lawful owner of the Common Stock being exchanged and that the shares are free and clear of any liens, claims, or encumbrances.

2.2 Holder acknowledges that the Preferred Stock issued is restricted and subject to applicable securities laws.

3. Representations and Warranties of the Corporation

3.1 The Corporation represents that the Preferred Stock issued in this exchange is duly authorized and validly issued in accordance with the Certificate of Designation.

4. Miscellaneous

4.1 This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HNO International, Inc. By: /s/ Hossein Haririnia Hossein Haririnia Title: Chief Financial Officer	Holder: By: /s/ Donald Owens Name: Donald Owens Title: CEO of at HNOGF

1